UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd. Suite 550
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, James Robinson was appointed to the board of directors (the “Board”) of Eledon Pharmaceuticals, Inc., (“Eledon”), effective October 1, 2023. The Board has determined that Mr. Robinson qualifies as an “independent” director under applicable Nasdaq Marketplace rules. Mr. Robinson is expected to serve as a member of the Audit Committee of the Board and as the chairperson of the Compensation Committee of the Board.

In connection with his appointment and in accordance with Eledon’s director compensation policy for non-employee directors, Mr. Robinson is expected to receive annual cash retainers of $42,000, $15,750 and $10,500 for his service as a director of the Board, the chairperson of the Compensation Committee of the Board, and a member of the Audit Committee of the Board, respectively. Additionally, Mr. Robinson will be granted an option to purchase up to 150,437 shares of Common Stock at the market share price on the day of the stock option grant (October 2, 2023). The option vests with respect to half of such underlying shares on the first anniversary of the date of grant and with respect to half of such underlying shares on the second anniversary of the date of grant. In connection with his appointment as a director, Mr. Robinson will also enter into Eledon’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to Eledon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2020. Pursuant to the terms of the indemnification agreement, Eledon may be required, among other things, to indemnify Mr. Robinson for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

Mr. Robinson has no family relationship with any of the executive officers or directors of Eledon. There are no arrangements or understandings between Mr. Robinson and any other person pursuant to which he was appointed as a director of Eledon. In addition, Mr. Robinson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eledon Pharmaceuticals

Date:	September 13, 2023	By:	/s/ David-Alexandre C. Gros, M.D.
Name: David-Alexandre C. Gros, M.D. Title: Chief Executive Officer